Exhibit 3(h) FOURTH AMENDED AND RESTATED BYLAWS OF CENTERPOINT ENERGY, INC. (Adopted and Amended by Resolution of the Board of Directors on February 16, 2024) ARTICLE I CAPITAL STOCK Section 1. Share Ownership. Shares for the capital stock of CenterPoint Energy, Inc. (the “Company”) may be certificated or uncertificated, as determined in the sole discretion of the Company. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chief Executive Officer of the Company (the “Chief Executive Officer”), the President of the Company (the “President”), a vice president of the Company or another officer of the Company designated by the Board of Directors of the Company (the “Board of Directors”) and either the Secretary of the Company (the “Secretary”) or an assistant secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance. Section 2. Shareholders of Record. The Board of Directors may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the context may require. Section 3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or such holder’s duly authorized attorney or legal representative. Certificates, if any, representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor or evidence of a like number of shares shall be recorded in the share transfer records of the Company. In the case of lost, stolen, destroyed or mutilated certificates representing shares, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

2 Section 4. Shareholders of Record and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, recess or postponement thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than 60 days, and in the case of a meeting of shareholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not more than 60 days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is given or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment, recess or postponement thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired. ARTICLE II MEETINGS OF SHAREHOLDERS Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication as authorized by Section 21.3521 of the Texas Business Organizations Code, as amended (the “TBOC”) (or any successor provision thereto). Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a winding up or termination of the Company. Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chair of the Board of Directors (the “Chair of the Board”), the Chief Executive Officer, the President, the Secretary or the Board of Directors. Special meetings of shareholders shall be called by the Chief Executive Officer or the Secretary on the request in proper written form of the holders of shares of capital stock of the Company constituting at least the percentage of outstanding shares of capital stock of the Company entitled to vote at such meeting that the Articles of Incorporation (as Section 4 of this Article II defines that term) specify as the minimum percentage necessary to

3 call a special meeting of the shareholders (or in the absence of such specification, the minimum percentage necessary to call a special meeting that the TBOC specifies). To be in proper written form, such request by the requisite holders shall set forth as to each such holder and each matter proposed (a) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of any proposal in connection therewith (including the text of any resolution proposed for consideration), (b) the name and address of the shareholder proposing such business, as they appear on the Company’s books and records, or the beneficial owners, if any, on whose behalf the proposal is made (including any affiliate or associate (as such terms are defined below) of such shareholder or beneficial owners), and of any other shareholders known by such shareholder to be supporting such business, (c) any Disclosable Interest of such shareholder and such beneficial owners, if any (including any affiliate or associate of such shareholder or beneficial owners), (d) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between such shareholder and beneficial owners, if any, and between or among either or both of them and any other person or persons (including their names and addresses) (1) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (4) otherwise in connection with the proposal of such business by such shareholder and any financial interest or other material interest of such shareholder and beneficial owners, if any, in such business or proposal, (e) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at such meeting to bring such business before the meeting and (f) a representation whether the shareholder or a beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from shareholders in support of such proposal. A shareholder providing a request for or notice of business proposed to be brought before a meeting shall further update and supplement such request or notice, if necessary, so that the information provided or required to be provided in such request or notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder providing a request for or notice of business proposed to be brought before a meeting shall update and supplement such request or notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such request or notice.

4 Upon receipt of such request and any related notice required by these Bylaws in proper written form and in accordance with this Section 3, the Board of Directors shall set a date for the special meeting, shall set a record date in accordance with Section 4 of Article I, and shall cause an appropriate officer of the Company to give the notice required under Section 4 of this Article II. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the shareholder or shareholders shall have submitted the aforesaid items, the Secretary or the Board of Directors shall determine whether such request to call and hold a special meeting was made in proper written form, and shall determine whether the shareholder or shareholders submitting such request has or have otherwise complied with this Section 3, and shall notify such shareholder or shareholders in writing of its determination. Notwithstanding anything herein to the contrary, if the Secretary or the Board of Directors determines that such request was not made in proper written form, or determines that the shareholder or shareholders submitting such request has or have failed to otherwise comply with this Section 3, then neither the Chief Executive Officer nor the Secretary shall be required to call or hold the special meeting, and the Board of Directors shall not be required to set a date or a record date for the meeting or cause the notice thereof to be given. Notwithstanding the foregoing provisions of this Section 3, if the shareholder or shareholders (or a qualified representative of the shareholder or shareholders) requesting such special meeting are not present at the special meeting to propose such business, such proposed business may not be transacted, as determined in the sole discretion of the Chair of the Meeting (as defined below), notwithstanding that proxies in respect of such vote have been received by the Company. For purposes of these Bylaws, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by shareholder (or a reliable reproduction of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders. In the event that a qualified representative of the shareholder will appear at the meeting of shareholders to make a nomination or propose business, the shareholder must provide notice of the designation, including the identity of the representative, to the Company at least 48 hours prior to such meeting. Where a shareholder fails to provide such notice of designation to the Company within the required timeframe, such shareholder must appear in person to present such shareholder’s nomination or proposed business at the meeting of shareholders or such nomination shall be disregarded and such proposed business shall not be transacted as provided for above. This Section 3 shall be subject to the rights, if any, of holders of any class or series of capital stock of the Company to call special meetings. In addition to the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 3; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to these Bylaws.

5 Any action by the Secretary or the Board of Directors pursuant to this Section 3 shall be conclusive and binding upon all shareholders of the Company. For the purposes of these Bylaws: “affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. “associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. “beneficial ownership,” including the correlative terms “beneficially own” and “beneficial owner,” has the meaning in Rule 13d-3 under the Exchange Act, except that a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Company as to which such person has a right to acquire (by conversion, exercise of otherwise) beneficial ownership currently or at any time in the future. “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or executive order to close. “close of business” on a particular day means 5:00 p.m. local time at the principal executive offices of the Company, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day. “Derivative Instrument” means any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Company, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) that is, directly or indirectly, held or maintained by such shareholder, beneficial owner, if any, and nominee, if any, with respect to any shares of any class or series of capital stock of the Company (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise. “Disclosable Interest” with respect to a person means (A)(1) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, beneficially owned or owned of record by such person, (2) any Derivative Instrument directly or indirectly beneficially

6 owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Company, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of any security of the Company, (4) any pledge by such person of any security of the Company or any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so- called “stock borrowing” agreement or arrangement, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to any class or series of the shares or other securities of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the subject security (any of the foregoing, a “Short Interest”), and any Short Interest held by such person within the last 12 months in any class or series of the shares or other securities of the Company, (5) any rights to dividends or payments in lieu of dividends on the shares of capital stock of the Company beneficially owned by such person that are separated or separable from the underlying shares of capital stock or other securities of the Company, (6) any proportionate interest in shares of capital stock or other securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (7) (A) any direct or indirect legal, economic or financial interest (including Short Interest) of such person in the outcome of any (x) vote to be taken at any meeting of shareholders of the Company or (y) any meeting of shareholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any shareholder under these Bylaws, (B) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such person is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers or directors, employees, or any Affiliate of the Company, (C) any other material relationship between such person, on the one hand, and the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such person with the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. “Shareholder Associated Person” of any Holder (as defined below) means (i) any affiliate or associate of the Holder and (ii) any member of the immediate family of such Holder sharing the same household.

7 For purposes of this Section 3 and Section 9 of this Article II, “delivered” means both (i) hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Company, and (ii) electronic mail to the Secretary. Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place (if any), day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of shareholders pursuant to the provisions of Section 3 of this Article II, any purpose or purposes (in addition to the purpose or purposes stated by the requesting shareholders pursuant to Section 3 of this Article II) as the Board of Directors may determine), and the form of remote communication (if any) to be used for the meeting and the means of accessing the communications system, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally, by mail, or by electronic transmission if authorized by a shareholder, by or at the direction of the Chair of the Board, the Chief Executive Officer, the President, the Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meetings. If mailed, such notice shall be considered to be given on the date the notice is deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Company, with postage thereon prepaid. If transmitted by electronic transmission, such notice shall be considered to be given when the electronic transmission is transmitted to an electronic message address provided by the person, or to which the person consents, for the purpose of receiving notice. Any notice required to be given to any shareholder, under any provision of the TBOC, the Articles of Incorporation of the Company (as amended from time to time and including each statement respecting any class or series of Preferred Stock of the Company which has been filed by the Company in accordance with the provisions of Article 2.13 of the TBOC, Section 21.156 of the TBOC, or any successor provisions, the “Articles of Incorporation”) or these Bylaws, need not be given to a shareholder if notice of two consecutive annual meetings and notice of any meeting held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at such person’s address as shown on the share transfer records of the Company, and have been returned undeliverable, or if otherwise permitted by the TBOC. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth such person’s then current address, the requirement that notice be given to that person shall be reinstated. Section 5. Voting List. Not later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment, recess or postponement thereof, arranged in alphabetical order, with the address of each shareholder, the type of shares and the number of shares held by each shareholder and the number of votes that each shareholder is entitled to (if the number of votes is different than the number of shares held) shall be prepared by or on behalf of the Company. Such list shall be open to the examination of any shareholder for a period of ten days ending on the day before such meeting, (i) on a reasonably accessible electronic data system, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during usual business hours, at the registered office or principal executive office of the Company. The original

8 share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting. Section 6. Voting; Proxies. Except as otherwise provided in the Articles of Incorporation or as otherwise provided in the TBOC, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in such holder’s name on the records of the Company, either in person or by proxy executed in writing by such holder or by such holder’s duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by such holder for as many persons as there are directors to be elected, and for whose election such holder has a right to vote, but in no event shall such holder be permitted to cumulate votes for one or more directors. Any form of electronic transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by such shareholder, is considered an execution in writing for purposes of this Section 6. To the extent required by applicable law, any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Section 7. Quorum and Vote of Shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Directors to be elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided, that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present where (x) the Secretary receives notice that one or more shareholders has proposed to nominate one or more persons for election or re-election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for shareholder nominations set forth in these Bylaws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such shareholder(s) on or prior to the date that is 14 days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “Commission”). For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Board of Directors and the Governance, Environmental and Sustainability Committee may establish procedures with respect to the resignation from the Board of Directors of continuing directors who are not elected. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation or in this Section 7 or in Article VII of these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders. With respect to a matter submitted to a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of the New York Stock Exchange, Rule 16b-3 under the Exchange Act, or any provision of the Internal Revenue Code, in each case for which no

9 higher voting requirement is specified by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted “for” or “against,” that matter at a meeting at which a quorum is present shall be the act of the shareholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the shareholders) or the approval of any matter recommended to the shareholders by the Board of Directors with respect to the compensation of executives, including any advisory vote regarding executive compensation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted “for” or “against,” that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Section 8. Chair of the Meeting and Conduct of Meetings. The Chair of the Board, or in the Chair’s absence or at the Chair’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting (such person, the “Chair of the Meeting”). The Secretary, if present, shall act as secretary of each meeting of shareholders; if the Secretary is not present at a meeting, then such person as may be designated by the Chair of the Meeting shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of Chair of the Meeting, and there shall be no appeal from any ruling of the Chair of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chair of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply: (a) The Chair of the Meeting may impose restrictions on entry to the meeting after the time fixed for the commencement thereof and may ask or require that anyone not a bona fide shareholder or proxy leave the meeting. (b) A resolution or motion proposed by a shareholder shall only be considered for vote of the shareholders if it meets the criteria of Article II, Section 9. The Chair of the Meeting may propose any resolution or motion for vote of the shareholders. (c) The order of business at all meetings of shareholders shall be determined by the Chair of the Meeting, and the Chair of the Meeting shall determine when the polls shall open and close for any given matter to be voted on at the meeting. (d) The Chair of the Meeting may impose limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any shareholder, limits on the number of questions per shareholder and limits as to the subject matter and timing of, and time allotted to, questions and remarks by shareholders.

10 (e) The Chair of the Meeting may impose restrictions on the use of cell phones and audio or video recording devices at the meeting of shareholders. (f) The Chair of the Meeting may impose rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting. (g) Before any meeting of shareholders, the Board of Directors may appoint one or more persons other than nominees for office to act as inspectors of election at the meeting or any adjournment, recess or postponement thereof. If no inspectors of election are so appointed, the Chair of the Meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting of the shareholders and the number of such inspectors shall be either one or three. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair of the Meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill such vacancy. The duties of the inspectors shall be to: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots; (ii) receive votes or ballots; (iii) hear and determine all challenges and questions in any way arising in connection with the vote; (iv) count and tabulate all votes; (v) report to the Board of Directors the results based on the information assembled by the inspectors; and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. Notwithstanding the foregoing, the final certification of the results of the election or other matter acted upon at a meeting of shareholders shall be made by the Board of Directors. All determinations of the Chair of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting. Whether or not a quorum is present, the Chair of the Meeting may adjourn or recess any meeting of shareholders at any time and for any reason, to reconvene at the same or some other place, and notice need not be given of any such adjourned or recessed meeting if the time and place

11 thereof are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment or recess the Board of Directors fixes a new record date for shareholders entitled to vote at the adjourned or recessed meeting, the Board of Directors shall give notice of the adjourned or recessed meeting to each shareholder of record entitled to vote at such adjourned or recessed meeting as of the record date for such adjourned or recessed meeting. The Board of Directors may, at any time prior to the holding of a meeting of shareholders, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of shareholders. The meeting may be postponed or scheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting. Section 9. Director Nominations and Other Proper Business at Meetings of Shareholders. (a) Annual Meetings of Shareholders. (i) At any annual meeting of shareholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the annual meeting. To be properly brought before an annual meeting of shareholders, nominations of persons for election to the Board of Directors or proposals of business other than nominations must (i) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise be properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise (1) be properly requested to be properly brought before the meeting by a shareholder of the Company (A) who is a shareholder of record (x) on the date of the giving of the notice provided for in this Section 9, (y) on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (z) at the time of such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the provisions of this Section 9 and (2) constitute a proper subject to be properly brought before such meeting. (ii) In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting of shareholders pursuant to clause (iii) of paragraph (a)(i) of this Section 9, the shareholder of record bringing notice of an intention to bring any matter before an annual meeting of shareholders and entitled to vote on such matter (the “Noticing Shareholder”) must deliver, within the applicable time periods set forth herein, including with respect to any required updates or supplements, notice in proper written form of the Noticing Shareholder’s intent to bring such matter before the annual meeting of shareholders to the Secretary. To be timely, the Noticing Shareholder’s notice to the Secretary in proper written form must be delivered to the Company’s principal executive offices not later than the close of business (as defined below) on the 90th day nor earlier than the close of business on the 180th day prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more

12 than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the Noticing Shareholder to be timely must be so delivered not earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting by (1) a mailing to shareholders, (2) a press release or (3) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment, recess or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice as described above. Notwithstanding anything in this Section 9(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no prior notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten days prior to the last day a Noticing Shareholder may deliver a notice of nominations in accordance with the second sentence of this Section 9(a)(ii), the Noticing Shareholder’s notice required by this Section 9(a)(ii) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary in proper written form at the principal executive offices not later than the close of business on the tenth day following the day on which public disclosure of such increase was made by the Company. (iii) To be in proper written form, a Noticing Shareholder’s notice shall set forth: (1) as to each matter of business other than nominations the Noticing Shareholder proposes to bring before the annual meeting of shareholders, (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (C) a description of all agreements, arrangements and understandings between each Holder and any Shareholder Associated Person and any other person or persons (including their names) in connection with or related to the proposal of such business, (D) any material interest of each such Holder or any Shareholder Associated Person in such business and (E) (I) in the event that such business includes a proposal to amend these Bylaws, an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation or the laws of the State of Texas and (II) in the event that such business includes a proposal to remove a director, (x) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the Articles of Incorporation, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation or these Bylaws and (y) a statement of the grounds on which such director is proposed to be removed in accordance with Article V of the Articles of Incorporation; (2) as to the Noticing Shareholder and the beneficial owners, if any, on whose behalf one or more nominations is made or the other business is being proposed (collectively with the Noticing Shareholder, the “Holders” and each a “Holder”), (A) the name and

13 address of each Holder, as they appear on the Company’s books and records, and the name and address of each Shareholder Associated Person, if any, (B) any Disclosable Interest of the Holders and any Shareholder Associated Person, (C) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between or among each Holder and any Shareholder Associated Person or between or among each Holder and any Shareholder Associated Person, on one hand, and each proposed nominee and any other persons, on the other hand (I) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (II) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (III) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (IV) otherwise pursuant to which the nomination or nominations are to be made, (D) a representation that the Noticing Shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and/or propose such other business proposed to be brought before such meeting in its notice, (E) a representation by the Noticing Shareholder whether any Holder or any Shareholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or approve or adopt the other business being proposed and, if a greater percentage, required under applicable law and/or (y) otherwise to solicit proxies from shareholders in support of such nomination or other business, (F) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision), (G) the names and address of other shareholders (including beneficial owners) known by any Holder or any Shareholder Associated Person to provide financial or otherwise material support the Noticing Shareholder’s nominations and/or other business (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this clause (3)), and to the extent known the class or series and number of all shares of the Company’s capital stock owned beneficially or of record by each such other shareholder or other beneficial owner and (H) a representation by the Noticing Shareholder as to the accuracy of the information set forth in the notice; and (3) as to each person whom the Noticing Shareholder proposes to nominate for election or re-election as a director of the Company, (A) the name, age, business address and residence address of such proposed nominee, (B) a complete biography and statement of such proposed nominee’s qualifications, including the principal occupation or employment of such proposed nominee (at present and for the past five years), (C) any Disclosable Interest of such proposed nominee, (D) the written consent of such proposed nominee to (x) having such proposed nominee’s name disclosed in proxy statements as a proposed nominee of the Noticing Shareholder and placed in nomination at the meeting and to serve as a director of the Company if elected and (y) the public disclosure of information provided pursuant to this Section 9, (E) a notarized affidavit executed by such proposed nominee to the effect that, if elected as a member of the Board of Directors, such proposed nominee will serve, and is eligible for election, as a member of the Board of Directors, (F) a complete and accurate description of all direct and indirect compensation and other material monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered

14 during the past three years (whether accepted or declined), and any other material relationships, between or among the Holders or between the proposed nominee, on one hand, and each Noticing Shareholder and any Shareholder Associated Person, on the one hand, and each proposed nominee, and each proposed nominee’s respective immediate family members sharing the same household, or its respective affiliates and associates on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any Holder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (G) a complete and accurate description of all arrangements, agreements or understanding (whether written and oral) and any information with respect to such proposed nominee that are required pursuant to the procedures established by the Board of Directors and the Governance, Environmental and Sustainability Committee for the election of directors, (H) information relevant to a determination of whether such proposed nominee can be considered an independent director and (I) a completed and signed questionnaire, written representation and agreement and any information required by Section 9(a)(v) with respect to such proposed nominee. (iv) The Company may, as a condition to any such nomination or business being deemed properly brought before a meeting of shareholders, require any Holder or any proposed nominee to deliver to the Secretary, within five business days of any such request, such other information as may reasonably be requested by the Company, including (1) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as an independent director of the Company, and (B) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (2) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. (v) In additional to the other requirements of this Section 9, to be eligible to be a nominee for election or re-election as a director of the Company, each person who a Noticing Shareholder proposes to nominate for election or re-election as a director of the Company must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal executive offices of the Company (i) a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee to be nominated and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request of any shareholder of record identified by name within five business days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five business days of such written request) that such proposed nominee (1) understands such proposed nominee’s duties as a director under the TBOC and agrees to act in accordance with those duties while serving as a director, (2) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected or re-elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere

15 with such proposed nominee’s ability to comply, if elected or re-elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or a director that has not been disclosed therein, (4) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, (A) would be in compliance, if elected or re-elected as a director of the Company, and will comply with all applicable laws and stock exchange listing standards and all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (B) is qualified and intends to serve as a director for the entire term for which such proposed nominee is standing for election or re-election, and (5) will provide facts, statements and the other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. (b) Special Meetings of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought and made in proper written form before the meeting by or at the direction of the Chair of the Meeting or the Board of Directors (or any duly authorized committee thereof). Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting: (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting (including, for the avoidance of doubt, in the event that a special meeting for the purpose of electing one or more directors is called upon the valid request of shareholders), by any shareholder of the Company (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9, on the record date for the determination of shareholders entitled to notice of and to vote at such special meeting and at the time of such special meeting, (2) who is entitled to vote at such special meeting and (3) who complies with the notice procedures set forth in this Section 9. To be timely in connection with any election of directors at a special meeting of the shareholders if one or more directors are to be elected at such special meeting, a Noticing Shareholder’s notice as required by (a)(ii) and (a)(iii) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Company in proper written form not later than the close of business on the 40th day nor earlier than the close of business on the 60th day prior to the date of such special meeting; provided, however, that in the event that less than 47 days’ notice or prior public disclosure of the date of the special meeting is given or made to the shareholders by the Company, the Noticing Shareholder’s notice to be timely shall be so delivered not later than the close of business on the seventh day following the day on which such notice of date of the special meeting was given or such public disclosure was made by the Company. In no event shall the public disclosure of an adjournment, recess or postponement of a special meeting of shareholders commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice as described above. (c) General.

16 (i) Only such persons who are nominated in accordance with the procedures set forth in subsections (a) and (b) of this Section 9 (in the case of an annual or special meeting) or Section 2 of Article III (solely in the case of an annual meeting) shall be eligible for election to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chair of the Board or the Board of Directors shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Noticing Shareholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Shareholder’s proposed nominees or other business in compliance with such shareholder’s representations as required by clauses (2)(E) and (F) of paragraph (a)(iii) of this Section 9). If any proposed nomination or other business was not made or proposed in compliance with these Bylaws, the Chair of the Meeting shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted. Any action by the Chair of the Board, the Board of Directors, the Secretary or the Chair of the Meeting pursuant to this Section 9 shall be conclusive and binding upon all shareholders of the Company. (ii) This Section 9 is expressly intended to apply to any business proposed to be brought before a meeting of shareholders other than any proposal that is (1) properly made pursuant to Rule 14a-8 under the Exchange Act and (2) included in the notice of meeting given by or at the direction of the Board of Directors. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act. (iii) In addition, to be considered timely and properly brought, a Noticing Shareholder shall further update and supplement its notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a Noticing Shareholder shall update and supplement such notice, and deliver such update and supplement in writing to the Secretary at the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice. In addition, if the Noticing Shareholder has delivered to the Company a notice relating to the nomination of directors, as a condition to any such nominations being deemed properly brought before a meeting of shareholders, the Noticing Shareholder shall deliver to the Company not later than eight business

17 days prior to the date of the meeting or any adjournment, recess or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not (x) limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, (y) extend any applicable deadlines hereunder or (z) enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders. (iv) Notwithstanding anything to the contrary in these Bylaws, if the Noticing Shareholder (or a qualified representative of the Noticing Shareholder) does not appear at the annual or special meeting of shareholders, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, as determined in the sole discretion of the Chair of the Meeting, notwithstanding that proxies in respect of such vote may have been received by the Company. (v) In addition to the foregoing provisions of this Section 9, the Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to these Bylaws. ARTICLE III DIRECTORS Section 1. Term and Qualifications. (a) The business and affairs of the Company shall be managed by the Board of Directors. Each director elected by the holders of Preferred Stock pursuant to Division A of Article VI of the Articles of Incorporation (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of the director’s successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors. Except as may be required otherwise in accordance with the immediately preceding paragraph, at each annual meeting of shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. (b) No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of shareholders occurring during the year of such person’s seventy-third birthday. No person shall continue to serve as a member of the Board of Directors if the director ceases for any reason to hold the principal employment or position the director held at the time

18 first elected to the Board of Directors and does not secure a comparable employment or position, as determined in the sole judgment of the Board of Directors, within one year thereof. No person who is also an employee of the Company or one of its corporate affiliates shall continue to serve as a member of the Board of Directors after such person’s retirement, termination or downward change in status in the Company, as determined in the sole judgment of the Board of Directors. The Board of Directors may waive any qualification set forth above in this Section 1(b) if it determines that the director has special skill, experience or distinction having value to the Company that is not readily available or transferable. Any such waiver shall be made by a majority of the Board of Directors, excluding the director whose disqualification is being waived. Any vacancies on the Board of Directors resulting from the disqualification of a director by virtue of the above qualifications may be filled pursuant to the terms of the Articles of Incorporation. The above qualifications and limitations notwithstanding, each director shall serve until such director’s successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed. Section 2. Proxy Access for Director Nominations. The Company shall include in its proxy statement for its annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election pursuant to this Section 2 (a “Shareholder Nominee”) to the Board of Directors by a shareholder that satisfies, or by a group of no more than 20 shareholders that satisfy, the requirements of this Section 2 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 2 (the “Nomination Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Section 2. (a) A shareholder’s Nomination Notice, together with the Required Information, must be delivered to the Secretary of the Company not less than 120 days and not more than 150 days prior to the first anniversary of date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder must be delivered not earlier than 150 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment, recess or postponement of an annual meeting of shareholders commence a new time period for the giving of a Nomination Notice as described above. (b) For purposes of this Section 2, the “Required Information” that the Company will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Board of Directors, is required to be

19 disclosed in the Company’s proxy statement filed pursuant to the proxy rules of the Commission; and (ii) if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”), which must be provided at the same time as the Nomination Notice. Notwithstanding anything to the contrary contained in this Section 2, the Company may omit from its proxy materials any information or Statement (or portion thereof) that (A) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (B) would violate any applicable law or regulation. Nothing in this Section 2 shall limit the ability of the Company to solicit proxies against the Shareholder Nominee or to include in its own proxy materials the Company’s own statements or any other additional information relating to any Eligible Shareholder or Shareholder Nominee. (c) The number of Shareholder Nominees appearing in the Company’s proxy materials with respect to an annual meeting of shareholders pursuant to this Section 2 shall not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2, or if such amount is not a whole number, the closest whole number below 20%; provided, however, that this maximum number shall be reduced, but not below zero, by the number of (I) Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 2 but either are subsequently withdrawn or that the Board of Directors decides to nominate as nominees for director, (II) director candidates for which the Company shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 9 of Article II, and (III) incumbent directors who had been Shareholder Nominees pursuant to any Nomination Notice with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a Nomination Notice can be delivered pursuant to this Section 2 but before the date of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Company’s proxy materials shall be calculated based on the number of directors as so reduced. If the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Company’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Company each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Company. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 2, if the Company receives notice pursuant to Section 9 of Article II that any shareholder intends to nominate for election at any meeting of shareholders a number of nominees greater than or equal to 50% of the total number of directors to be elected at such meeting, no Shareholder Nominees will be included in the Company’s proxy materials with respect to such meeting pursuant to this Section 2.

20 Following the determination of which Shareholder Nominees shall be included in the Company’s proxy materials, if any Shareholder Nominee who satisfies the eligibility requirements herein is thereafter: nominated by the Board of Directors; is otherwise not included in the Company’s proxy materials; or is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with the requirements herein), no other nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for director election in substitution thereof. The Company shall not be required to include pursuant to this Section 2 any Shareholder Nominee in its proxy materials for any meeting of shareholders (A) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a- 1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (B) who is not independent under the listing standards of the principal U.S. exchange upon which shares of the Company’s capital stock are listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors (the “Independence Standards”), as determined by the Board of Directors, (C) who serves as an executive officer of a company where a Company employee director serves on that company’s board of directors, (D) whose election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Articles of Incorporation, the listing standards of the principal exchange upon which the Company’s capital stock is traded, or any applicable law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding minor traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (H) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (I) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 2. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (A) the Shareholder Nominee(s) or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 2, as determined by the Board of Directors or the person presiding at the annual meeting of shareholders, or (B) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 2. For purposes of this Section 2, to be considered a qualified representative of the Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder, or an electronic transmission delivered by such Eligible

21 Shareholder, to act for such Eligible Shareholder as proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of shareholders. (d) An Eligible Shareholder must have owned (as defined herein) 3% or more of the Company’s outstanding capital stock continuously for at least three years (the “Required Shares”) as of both (A) a date within seven days prior to the date of the Nomination Notice and (B) the record date for determining shareholders entitled to vote at the annual meeting of shareholders. The Eligible Shareholder must continue to own the Required Shares through the date of the annual meeting of shareholders. For purposes of satisfying the foregoing ownership requirement under this Section 2, (I) the shares of the capital stock of the Company owned by one or more shareholders, or by the person or persons who own shares of the capital stock of the Company and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and (II) each of the following shall be treated as one shareholder: (a) a group of any two or more funds that are under common management and investment control; (b) a group of any two or more funds that are under common management and funded primarily by a single employer; and (c) “a group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 2. For purposes of this Section 2, an Eligible Shareholder shall be deemed to “own” only those outstanding shares as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (I) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (II) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (III) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (b) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Section 2, a shareholder shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the

22 word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Company are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Company and its shareholders. (e) An Eligible Shareholder shall: (i) Within the time period specified in this Section 2 for providing the Nomination Notice, provide the following information in writing to the Secretary of the Company: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting of shareholders, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (B) a written statement as to whether or not the Eligible Shareholder intends to maintain ownership of the Required Shares for at least one year following the annual meeting of shareholders; (C) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 9 of Article II; (D) a copy of the Schedule 14N that has been filed with the Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended; (E) a representation and warranty that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 2) (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2, (III) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee or a nominee of the Board of Directors, and (IV) will not distribute to any

23 shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Company. (F) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and (G) an undertaking that the Eligible Shareholder agrees to (I) own the Required Shares through the date of the annual meeting of shareholders, (II) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Company or out of the information that the Eligible Shareholder provided to the Company, (III) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee pursuant to this Section 2, (IV) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of shareholders, and (V) provide to the Company prior to the annual meeting of shareholders such additional information as necessary with respect thereto. (ii) file with the Commission (A) any solicitation with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act, and (B) any other communication with the Company’s shareholders relating to one or more of the Company’s directors or director nominees or any Shareholder Nominee to the extent that such filing would be required if such communication were made by or on behalf of the Company. (f) A Shareholder Nominee must deliver (within the time period specified in this Section 2 for providing the Nomination Notice) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background, qualification, stock ownership and independence of such person to be nominated and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) understands such person’s duties as a director under the TBOC and agrees to act in accordance with those duties while serving as a director, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given a

24 Voting Commitment that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee or director that has not been disclosed therein, (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, (A) would be in compliance, if elected as a director of the Company, (B) will comply with all applicable laws and stock exchange listing standards and all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, (C) is qualified and intends to serve as a director for the entire term for which such person is standing for election, and (v) will provide facts, statements and the other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the Independence Standards. If the Board of Directors determines that the Shareholder Nominee is not independent under the Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the Company’s proxy materials. (g) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2 and to make any and all determinations necessary or advisable to apply this Section 2 to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Shareholder; (ii) whether outstanding shares of the Company’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 2; (iii) whether any and all requirements of this Section 2 have been satisfied, including a Nomination Notice; (iv) whether a person satisfies the qualifications and requirements to be a Shareholder Nominee, including any publicly disclosed standards used by the Board of Directors in determining the qualifications of nominees; and (v) whether inclusion of the Required Information in the Company’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Company and all record or beneficial owners of stock of the Company. This Section 2 shall be the exclusive means for shareholders to include nominees for election as a director of the Company in the Company’s proxy statement and on its form of proxy for an annual meeting of shareholders. For avoidance of doubt, the provisions of this Section 2 shall not apply to a special meeting of shareholders. Section 3. Place of Meetings and Meetings by Telephone or Remote Communications. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or

25 the Internet, or any combination thereof, by means of which all persons participating in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company. Section 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to members of the Board of Directors for such annual or regular meetings shall be necessary. Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chair of the Board, the Chief Executive Officer, the President or the Secretary or a majority of the directors then in office. Notice shall be sent by mail, facsimile or electronic transmission to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where the director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Section 6. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided in the Articles of Incorporation and these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned or recessed from time to time by those present, whether a quorum is present or not. Section 7. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors. Section 8. Removal. A director may be removed from office as provided in the Articles of Incorporation. Section 9. Executive and Other Committees. The Board of Directors may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBOC, any such committee shall have and may exercise such powers and authority of the Board of Directors in the

26 management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution, (b) authorize the issuance of shares of the Company and (c) exercise the authority of the Board of Directors vested in it pursuant to Section 21.155 of the TBOC or such successor statute as may be in effect from time to time. Each duly-authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a Chair at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights. Section 10. Notice. On consent of a director or committee member, notice from the Company may be given to the director or committee member by electronic transmission. The director or committee member may specify the form of electronic transmission to be used to communicate notice. The director or committee member may revoke this consent by written notice to the Company. The consent is deemed to be revoked if the Company is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Company knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number or an electronic mail address provided by the director or committee member for the purpose of receiving notice; (ii) posted on an electronic network and a message is sent to the director or committee member at the address provided by the director or committee member for the purpose of alerting the director or committee member of a posting; or (iii) communicated to the director or committee member by any other form of electronic transmission consented to by the director or committee member. Section 11. Electronic Transmission. Any form of electronic transmission by a director, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a director, is considered an execution in writing for purposes of these Bylaws. To the extent required by applicable law, any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the director.

27 Section 12. Confidentiality. Each director shall hold all Confidential Information (as defined below) in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Company, either during or after serving as a director, except with authorization of the Board of Directors or as may be required by applicable law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee or past nominee of a shareholder of the Company, and such director shall not disclose any Confidential Information to such shareholder or any of its officers, directors, managers, members, partners employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not material to the Company) entrusted to or obtained by a director by reason of such director’s position as a director of the Company. ARTICLE IV OFFICERS Section 1. Officers. The officers of the Company shall consist of a President and a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chair of the Board and/or the Chief Executive Officer the authority to appoint and remove additional officers and agents of the Company. Each officer shall hold office until such officer’s successor shall have been duly elected or appointed and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer elected to fill the vacancy shall hold office for the remainder of the term of such office. Any officer of the Company may be removed at any time by the Board of Directors, whenever in its judgment the best interests of the Company will be served thereby, or, except in the case of an officer appointed by the Board of Directors, by the Chair of the Board and/or the Chief Executive Officer on whom the power of removal is conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Section 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors. ARTICLE V INDEMNIFICATION Section 1. General. The Company shall indemnify and hold harmless the Indemnitee (as this and all other capitalized words are defined in this Article V), to the fullest extent permitted, or not prohibited, by the TBOC or other applicable law as the same exists or may hereafter be amended (but in the case of any such amendment, with respect to Matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader

28 indemnification rights than said law permitted the Company to provide prior to such amendment). The provisions set forth below in this Article V are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this Section 1. Section 2. Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 1 of this Article V shall include, but not be limited to, the right to be indemnified and to have Expenses advanced (including the payment of expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBOC or other applicable law. In addition, to the extent the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness or otherwise participates in any Proceeding at a time when such Indemnitee is not named a defendant or respondent in the Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Chapter 8 of the TBOC; provided that such Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of such Indemnitee by Chapter 8 of the TBOC. Section 3. Request for Indemnification. To obtain indemnification, the Indemnitee shall submit to the Secretary a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary shall promptly advise the Board of Directors of such request. Section 4. Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to an Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the TBOC; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by a Special Legal Counsel selected by the Board of Directors, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC. If entitlement to indemnification is to be determined by a Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the claim of or request for indemnification, specifying the identity and address of the Special Legal Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel selected does not meet the requirements of a Special Legal Counsel as defined in Section 10 of this Article V, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of the Special Legal Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of a Special Legal Counsel selected by the Court. The Company shall pay any and all reasonable fees and expenses of the Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article V upon submission of a request to the Company for indemnification, and thereafter the Company

29 shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by the Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of such Special Legal Counsel or such other person or persons convinces such Special Legal Counsel or such other person or persons by clear and convincing evidence that the presumption should not apply. Section 5. Effect of Certain Proceedings. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) such Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed, in the case of conduct in such Indemnitee’s official capacity, to be in the best interests of the Company, or, in all other cases, that at least such Indemnitee’s conduct was not opposed to the Company’s best interests, or (b) with respect to any criminal Proceeding, that such Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful. Section 6. Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, rights created under or pursuant to this Article V, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by the Indemnitee in such judicial adjudication but only if the Indemnitee prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section 6 regardless of whether indemnitee ultimately prevails in such judicial adjudication. Section 7. Nonexclusive Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators. Section 8. Invalidity. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

30 Section 9. Indemnification of Other Persons. The Company may, by adoption of a resolution of the Board of Directors, indemnify and advance expenses to any other person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of that person’s Corporate Status to the same extent and subject to the same conditions (or to a lesser extent and/or with other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V. Section 10. Definitions. For purposes of this Article V: “Change in Control” means a change in control of the Company occurring after the date of adoption of these Bylaws in any of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (b) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (c) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (d) during any fifteen-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. “Corporate Status” describes the status of a person as a director, officer, partner, venturer, proprietor, trustee, employee (including an employee acting in such employee’s Designated Professional Capacity), administrator or agent or similar functionary of the Company or any predecessor of the Company or of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Company or any predecessor of the Company. The Company hereby acknowledges that unless and until the Company provides the Indemnitee with written notice to the contrary, the Indemnitee’s service as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of an Affiliate of the Company shall be conclusively presumed to be at the Company’s request. An Affiliate of the Company shall be deemed to be (a) any foreign or domestic corporation in which the Company owns or controls, directly or indirectly, 5% or more of the shares entitled to be voted in the election of directors of such corporation; (b) any foreign or domestic partnership, joint venture, proprietorship or other enterprise in which the Company owns or controls, directly or indirectly, 5% or more of the revenue interests in such partnership, joint venture, proprietorship or other

31 enterprise; or (c) any trust or employee benefit plan the beneficiaries of which include the Company, any Affiliate of the Company as defined in the foregoing clauses (a) and (b) or any of the directors, officers, partners, venturers, proprietors, employees, administrators, agents or similar functionaries of the Company or of such Affiliates of the Company. “Expenses” shall include any judgment, penalty, settlement, fine, excise or similar tax and all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. “Indemnitee” includes any officer or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of such person’s Corporate Status. “Matter” is a claim, a material issue, or a substantial request for relief. “Proceeding” includes (i) any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, (ii) any appeal of an action or proceeding described in (i), or (iii) any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of an action or proceeding described in (i), except one initiated by an Indemnitee pursuant to Section 6 of this Article V. “Special Legal Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to such person’s selection or appointment has been, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party; (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these Bylaws. For the purposes of this Article V, an employee acting in such employee’s “Designated Professional Capacity” shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of such employee’s employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services

32 at the request of the Company or pursuant to such employee’s employment (including, without limitation, rendering written or oral opinions to third parties). Section 11. Notice. Any communication required or permitted to the Company under this Article V shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to such Indemnitee’s home address unless such Indemnitee specifies otherwise and shall be personally delivered or delivered by overnight mail or courier delivery. Section 12. Insurance and Self-Insurance Arrangements. The Company may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by such person in such a capacity or arising out of such person’s Corporate Status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Company but may not be in the best interest of certain of the persons covered thereby. As to the Company, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Company’s practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Company shall indemnify and hold each of them harmless as provided in Section 1 or Section 2 of this Article V, without regard to whether the Company would otherwise be entitled to indemnify such officer or director under the other provisions of this Article, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer’s and director’s liability insurance held by the Company or its predecessors would have provided for payment to such officer or director. Notwithstanding the foregoing provision of this Section 12, no Indemnitee shall be entitled to indemnification for the results of such person’s conduct that is intentionally adverse to the interests of the Company. This Section 12 is authorized by Section 2.02-1(R) of the Texas Business Corporation Act as in effect on August 31, 2001, and further is intended to establish an arrangement of self-insurance pursuant to that Section and any successor statute. ARTICLE VI MISCELLANEOUS PROVISIONS Section 1. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same. Section 2. Resignations. Any director or officer may resign at any time. Any such resignation shall be made in writing and shall take effect on the date of its receipt by the Chair of

33 the Board, the Chief Executive Officer, the President or the Secretary, unless the resignation prescribes a later effective date or states that the resignation takes effect on the occurrence of a future event. If the resignation is to take effect on a later date or on the occurrence of a future event, the resignation takes effect on the later date or when the event occurs. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. A resignation is irrevocable when it takes effect. A resignation is revocable before it takes effect unless it expressly states that it is irrevocable. Section 3. Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Section 4. Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or any portion of any provision of these Bylaws shall be held to be invalid, illegal or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction and these Bylaws shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 5. Exclusive Forum for Certain Disputes. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any director, officer or other employee of the Company pursuant to any provision of the Articles of Incorporation or the Bylaws (as either may be amended from time to time) or the TBOC and (d) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to (i) the provisions of this Section 5 and (ii) jurisdiction and venue in the United States District Court for the Southern District of Texas and the state district court of Harris County, Texas. If any action within the scope of this section is filed by or in the name of any party subject to this section (a “Violating Party”) in violation of this section (a “Violating Action”), the Violating Party shall be deemed to have consented to (A) the personal jurisdiction of Texas state and federal courts in connection with any action brought in any such court to enforce this section and (B) having service of process made upon the Violating Party in any such action by service upon the Violating Party’s counsel in the Violating Action as agent for such shareholder. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

34 ARTICLE VII AMENDMENT OF BYLAWS Section 1. Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote in the election of directors, voting together as a single class.